UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2012

Solo International, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-170096	68-0680819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

871 Coronado Center Drive, Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 330-3285
Registrant’s telephone number, including area code

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 2, 2012, the principal and controlling shareholder of Solo International Inc. (the “Company”) returned 100,000,000 shares (100 Million) of the Company’s issued shares of common stock held by the shareholder for cancellation by the Company.

The determination to return the shares to treasury was made after a review of the total issued and outstanding shares and the conclusion that the cancellation of these shares would benefit the Company and the current shareholders.

No consideration was paid by the Company for the return of the shares to treasury.

The issued and outstanding shares of the Company as at April 2, 2012, prior to the cancellation were 388,000,000 shares.   Pursuant to the cancellation there will be a total of 288,000,000 shares issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLO INTERNATIONAL, INC.
April 5, 2012	By: /s/ Michel Plante
Michel Plante Director and President, Secretary, Treasurer